Exhibit 99.1
VERITEX HOLDINGS, INC. REPORTS THIRD QUARTER OPERATING RESULTS

Dallas, TX — October 24, 2023 —Veritex Holdings, Inc. (“Veritex”, the “Company”, “we” or “our”) (Nasdaq: VBTX), the holding company for Veritex Community Bank, today announced the results for the quarter ended September 30, 2023.
“Despite the challenging markets, Veritex continues to focus on strengthening our balance sheet and adding to capital”, said C. Malcolm Holland, III. “Our year long deposit centric strategy is gaining momentum shown by the positive trends in our balance sheet ratios.”

	Quarter to Date		Year to Date
	Q3 2023	Q2 2023	Q3 2023	Q3 2022
	(Dollars in thousands, except per share data) (unaudited)
Financial Results
Net income	$32,621	$33,730	$104,762	$106,418
Diluted EPS	0.60	0.62	1.92	1.98
Book value per common share	27.46	27.48	27.46	26.15
Return on average assets[2]	1.06%	1.10%	1.14%	1.33%
Return on average equity[2]	8.58	8.96	9.35	10.02
Efficiency ratio	54.49	49.94	50.88	49.05
Financial Operating Results[1]
Operating earnings	$32,621	$34,673	$110,489	$107,494
Diluted operating EPS	0.60	0.64	2.02	2.00
Tangible book value per common share	19.44	19.41	19.44	17.91
Pre-tax, pre-provision operating earnings	49,621	58,520	174,523	152,719
Pre-tax, pre-provision operating return on average assets[2]	1.61%	1.90%	1.90%	1.90%
Pre-tax, pre-provision operating return on average loans [2]	2.05	2.43	2.43	2.54
Operating return on average assets[2]	1.06	1.13	1.20	1.34
Return on average tangible common equity[2]	12.80	13.35	13.95	15.40
Operating return on average tangible common equity[2]	12.80	13.70	14.68	15.55
Operating efficiency ratio	54.49	48.90	49.53	48.59
1 Refer to the section titled “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of these non-generally accepted accounting principles (“GAAP”) financial measures to their most directly comparable GAAP measures.
2 Annualized ratio.

Other Third Quarter Metrics and Company Highlights

•Total deposits increased by $962.6 million, or 41.68% annualized, to $10.2 billion as of September 30, 2023 compared to $9.2 billion as of June 30, 2023;
•Loan to deposit ratio decreased to 94.5% as of September 30, 2023 compared to 105.1% as of June 30, 2023;
•Allowance for credit losses (“ACL”) to total loans increased to 1.14% as of September 30, 2023, or an increase of 9 bps and 20 bps from June 30, 2023 and September 30, 2022, respectively;
•Annualized net charge-offs to average loans outstanding were 8 bps for the three months ended September 30, 2023 compared to 48 bps and 12 bps for the three months ended June 30, 2023 and September 30, 2022, respectively;
•Total Commercial Real Estate (“CRE”) / Risk Based Capital (“RBC”) decreased to 317.2% as of September 30, 2023 compared to 327.2% as of June 30, 2023;
•Total unfunded Acquisition, Development, and Construction (“ADC”) decreased to $1.15 billion, or approximately 16.3%, as of September 30, 2023 compared to $1.37 billion as of June 30, 2023;
•Common equity tier 1 capital increased 35 bps to 10.11% as of September 30, 2023 compared to 9.76% as of June 30, 2023 driven by earnings and a decrease in risk-weighted assets;
•Named one of the “Best Companies to Work For” by the 2023 Inaugural U.S. News & World Report which evaluates companies based on quality of pay, work/life balance, and opportunities for professional development and advancement; and
•Declared quarterly cash dividend of $0.20 per share of outstanding common stock payable on November 24, 2023.

Results of Operations for the Three Months Ended September 30, 2023
Net Interest Income
For the three months ended September 30, 2023, net interest income before provision for credit losses was $99.3 million and net interest margin was 3.46% compared to $100.8 million and 3.51%, respectively, for the three months ended June 30, 2023. The $1.5 million decrease, or 1.5%, in net interest income before provision for credit losses was primarily due to a $8.1 million increase in interest expense on certificates and other time deposits and a $7.0 million increase in interest expense on transaction and savings deposits driven by an increase in funding costs on deposits. The decrease in net interest income was partially offset by a $9.0 million decrease in interest expense on advances from the Federal Home Loan Bank (“FHLB”), a $3.6 million increase in interest income on loans driven by an increase in loan yields and average balances, a $762 thousand increase in interest income on debt securities and a $573 thousand increase in equity securities and other investments during the three months ended September 30, 2023. Net interest margin decreased 5 bps compared to the three months ended June 30, 2023, primarily due to the increase in funding costs on deposits during three months ended September 30, 2023, partially offset by an increase in loan yields and debt securities.
Compared to the three months ended September 30, 2022, net interest income before provision for credit losses for the three months ended September 30, 2023 decreased by $1.7 million, or 1.7%. The decrease was primarily due to a $32.3 million increase in certificates and other time deposits, a $27.0 million increase in transaction and savings deposits and a $6.0 million increase in advances from the FHLB driven by an increase in funding costs. The decrease was partially offset by a $58.2 million increase in interest income on loans driven by an increase in loan yields and average balances and a $5.2 million increase in deposits in financial institutions and fed funds sold. Net interest margin decreased 31 bps from 3.77% for the three months ended September 30, 2022. The decrease was primarily due to the increase in funding costs on deposits during the three months ended September 30, 2023, partially offset by an increase in loan yields and debt securities.

Noninterest Income
Noninterest income for the three months ended September 30, 2023 was $9.7 million, a decrease of $4.0 million, or 29.3%, compared to the three months ended June 30, 2023. The decrease was primarily due to a $2.4 million decrease in government guaranteed loan income primarily driven by a decrease in U.S. Department of Agriculture (“USDA”) loans sold. In addition, the decrease was due to a $759 thousand decrease in customer swap income and a $621 thousand decrease in equity method investment income. This decrease was partially offset by a $178 thousand increase in other income.
Compared to the three months ended September 30, 2022, noninterest income for the three months ended September 30, 2023 decreased by $3.3 million, or 25.7%. The decrease was primarily due to a $3.2 million decrease in customer swap income, a $1.2 million decrease in loan fees driven by a $1.2 million decrease in syndication fees and a $1.0 million decrease in other noninterest income. The decrease was partially offset by a $1.2 million increase in government guaranteed loan income, primarily driven by an increase in USDA loans sold through our wholly owned subsidiary North Avenue Capital, LLC, and a $922 thousand increase in equity method investment income.

Noninterest Expense
Noninterest expense was $59.4 million for the three months ended September 30, 2023, compared to $57.2 million for the three months ended June 30, 2023, an increase of $2.2 million, or 3.9%. The increase was primarily due to a $2.3 million increase in salaries and employee benefits and a $415 thousand increase in professional and regulatory fees driven by FDIC assessment fees. The increase is partially offset by a decrease of $274 thousand in marketing expense and a $168 thousand decrease in data processing and software expense.
Compared to the three months ended September 30, 2022, noninterest expense for the three months ended September 30, 2023 increased by $8.4 million, or 16.5%. The increase was primarily driven by a $3.6 million increase in professional and regulatory fees driven by FDIC assessment fees that increased when the Company crossed $10 billion in total assets, a $2.3 million increase in other noninterest expenses, a $1.2 million increase in salaries and employee benefits, a $1.0 million increase in data processing and software expenses and a $508 thousand increase in marketing expenses.

Financial Condition
Total loans held for investment (“LHI”) was $9.64 billion at September 30, 2023, a decrease of $67.8 million, or 2.8% annualized, compared to June 30, 2023. The decrease was the result of the state of the economy and banking environment as a result of higher interest rates.
Total deposits were $10.20 billion at September 30, 2023, an increase of $962.6 million, or 41.7% annualized, compared to June 30, 2023. The increase was primarily the result of an increase of $474.5 million in certificates and other time deposits, an increase of $345.8 million in interest-bearing deposits, an increase of $129.2 million in non-interest bearing deposits and an increase of $13.1 million in correspondent money market account balances.

Credit Quality
Nonperforming assets (“NPAs”) totaled $79.9 million, or 0.65% of total assets, at September 30, 2023, compared to $68.3 million, or 0.55% of total assets, at June 30, 2023. The Company had net charge-offs of $1.8 million for the three months ended September 30, 2023. Annualized net charge-offs were down to 8 bps for the three months ended September 30, 2023, compared to 48 bps and 12 bps for the three months ended June 30, 2023 and September 30, 2022, respectively.
ACL as a percentage of LHI was 1.14%, 1.05% and 0.94% at September 30, 2023, June 30, 2023 and September 30, 2022, respectively. The Company recorded a provision for credit losses of $8.6 million for the three months ended September 30, 2023, a $15.0 million provision for credit losses for the three months ended June 30, 2023 and a $6.7 million provision for credit losses for the three months ended September 30, 2022. The recorded provision for credit losses for the three months ended September 30, 2023, compared to the three months ended June 30, 2023, was primarily attributable to an increase in general reserves as a result of changes in economic factors and individually analyzed loans receiving specific reserves. The Company recorded a benefit for unfunded commitments of $909 thousand for the three months ended September 30, 2023, a $1.1 million benefit for unfunded commitments for the three months ended June 30, 2023, and a $850 thousand provision for unfunded commitments for the three months ended September 30, 2022. The recorded benefit for unfunded commitments for the three months ended September 30, 2023, compared to the three months ended June 30, 2023, was attributable to a decrease in unfunded commitment balances partially offset by changes in economic factors.

Dividend Information

After the close of the market on Tuesday, October 24, 2023, Veritex’s Board of Directors declared a quarterly cash dividend of $0.20 per share on its outstanding shares of common stock. The dividend will be paid on or after November 24, 2023 to stockholders of record as of the close of business on November 10, 2023.

Non-GAAP Financial Measures
Veritex’s management uses certain non-GAAP (U.S. generally accepted accounting principles) financial measures to evaluate its operating performance and provide information that is important to investors. However, non-GAAP financial measures are supplemental and should be viewed in addition to, and not as an alternative for, Veritex’s reported results prepared in accordance with GAAP. Specifically, Veritex reviews and reports tangible book value per common share, operating earnings, tangible common equity to tangible assets, return on average tangible common equity, pre-tax, pre-provision operating earnings, pre-tax, pre-provision operating return on average assets, pre-tax, pre-provision operating return on average loans, pre-tax, pre-provision operating return on average loans, diluted operating earnings per share, operating return on average assets, operating return on average tangible common equity and operating efficiency ratio. Veritex has included in this earnings release information related to these non-GAAP financial measures for the applicable periods presented. Please refer to “Reconciliation of Non-GAAP Financial Measures” after the financial highlights at the end of this earnings release for a reconciliation of these non-GAAP financial measures.
Conference Call
The Company will host an investor conference call and webcast to review the results on Wednesday, October 25, 2023, at 8:30 a.m. Central Time. Participants may pre-register for the call by visiting https://edge.media-server.com/mmc/p/nzdfo4ub/ and will receive a unique PIN, which can be used when dialing in for the call.

Participants may also register via teleconference: https://register.vevent.com/register/BI9b72154b2c424063aae6950d635afeec. Once registration is completed, participants will be provided with a dial-in number containing a personalized conference code to access the call. All participants are instructed to dial-in 15 minutes prior to the start time.

A replay will be available within approximately two hours after the completion of the call, and made accessible for one week thereafter. You may access the replay via webcast through the investor relations section of Veritex’s website.

About Veritex Holdings, Inc.
Headquartered in Dallas, Texas, Veritex is a bank holding company that conducts banking activities through its wholly owned subsidiary, Veritex Community Bank, with locations throughout the Dallas-Fort Worth metroplex and in the Houston metropolitan area. Veritex Community Bank is a Texas state chartered bank regulated by the Texas Department of Banking and the Board of Governors of the Federal Reserve System. For more information, visit www.veritexbank.com.

Media and Investor Relations:
investorrelations@veritexbank.com
Forward-Looking Statements
This earnings release includes “forward-looking statements”, within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on various facts and derived utilizing assumptions, current expectations, estimates and projections and are subject to known and unknown risks, uncertainties and other factors, which change over time and are beyond our control, that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements include, without limitation, statements relating to the expected payment of Veritex Holdings, Inc.’s (“Veritex”) quarterly cash dividend; the impact of certain changes in Veritex’s accounting policies, standards and interpretations; a continuation of recent turmoil in the banking industry, responsive measures to mitigate and manage it and related supervisory and regulatory actions and costs and Veritex’s future financial performance, business and growth strategy, projected plans and objectives, as well as other projections based on macroeconomic and industry trends, which are inherently unreliable due to the multiple factors that impact broader economic and industry trends, and any such variations may be material. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “seeks,” “targets,” “outlooks,” “plans” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing words. We refer you to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Veritex’s Annual Report on Form 10-K for the year ended December 31, 2022 and any updates to those risk factors set forth in Veritex’s Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the Securities and Exchange Commission (“SEC”), which are available on the SEC’s website at www.sec.gov. If one or more events related to these or other risks or uncertainties materialize, or if Veritex’s underlying assumptions prove to be incorrect, actual results may differ materially from what Veritex anticipates. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made. Veritex does not undertake any obligation, and specifically declines any obligation, to supplement, update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by law. All forward-looking statements, expressed or implied, included in this earnings release are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that Veritex or persons acting on Veritex’s behalf may issue.

VERITEX HOLDINGS, INC. AND SUBSIDIARIES
Financial Highlights
(Unaudited)

	For the Quarter Ended					For the Nine Months Ended
	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Sep 30, 2023	Sep 30, 2022
	(Dollars and shares in thousands, except per share data)
Per Share Data (Common Stock):
Basic EPS	$0.60	$0.62	$0.71	$0.74	$0.80	$1.93	$2.01
Diluted EPS	0.60	0.62	0.70	0.73	0.79	1.92	1.98
Book value per common share	27.46	27.48	27.54	26.83	26.15	27.46	26.15
Tangible book value per common share[1]	19.44	19.41	19.43	18.64	17.91	19.44	17.91
Dividends paid per common share outstanding[2]	0.20	0.20	0.20	0.20	0.20	0.60	0.60

Common Stock Data:
Shares outstanding at period end	54,305	54,261	54,229	54,030	53,988	54,305	53,988
Weighted average basic shares outstanding for the period	54,300	54,247	54,149	54,011	53,979	54,233	52,886
Weighted average diluted shares outstanding for the period	54,597	54,486	54,606	54,780	54,633	54,563	53,655

Summary of Credit Ratios:
ACL to total LHI	1.14%	1.05%	1.02%	0.96%	0.94%	1.14%	0.94%
NPAs to total assets	0.65	0.55	0.35	0.36	0.26	0.65	0.26
NPAs, excluding nonaccrual purchase credit deteriorated (“PCD”) loans, to total assets[3]	0.54	0.44	0.25	0.25	0.26	0.54	0.26
Net charge-offs to average loans outstanding[4]	0.08	0.48	0.04	0.24	0.12	0.20	0.13

Summary Performance Ratios:
Return on average assets[4]	1.06%	1.10%	1.28%	1.35%	1.50%	1.14%	1.33%
Return on average equity[4]	8.58	8.96	10.55	11.03	11.82	9.35	10.02
Return on average tangible common equity[1,4]	12.80	13.35	15.81	16.75	17.82	13.95	15.40
Efficiency ratio	54.49	49.94	48.42	47.63	44.71	50.88	49.05
Net interest margin	3.46	3.51	3.69	3.87	3.77	3.55	3.48

Selected Performance Metrics - Operating:
Diluted operating EPS[1]	$0.60	$0.64	$0.79	$0.74	$0.80	$2.02	$2.00
Pre-tax, pre-provision operating return on average assets[1,4]	1.61%	1.90%	2.20%	2.15%	2.20%	1.90%	1.90%
Pre-tax, pre-provision operating return on average loans[1,4]	2.05	2.43	2.83	2.78	2.88	2.43	2.54
Operating return on average assets[1,4]	1.06	1.13	1.43	1.36	1.51	1.20	1.34
Operating return on average tangible common equity[1,4]	12.80	13.70	17.68	16.95	17.94	14.68	15.55
Operating efficiency ratio[1]	54.49	48.90	45.70	47.11	44.37	49.53	48.59

Veritex Holdings, Inc. Capital Ratios:
Average stockholders' equity to average total assets	12.30%	12.23%	12.09%	12.20%	12.69%	12.21%	13.23%
Tangible common equity to tangible assets[1]	8.86	8.76	8.66	8.60	8.58	8.86	8.58
Tier 1 capital to average assets (leverage)	10.10	9.80	9.67	9.82	9.79	10.10	9.79
Common equity tier 1 capital	10.11	9.76	9.32	9.09	9.09	10.11	9.09
Tier 1 capital to risk-weighted assets	10.37	10.01	9.56	9.34	9.35	10.37	9.35
Total capital to risk-weighted assets	12.95	12.51	11.99	11.63	11.68	12.95	11.68
1Refer to the section titled “Reconciliation of Non-GAAP Financial Measures” after the financial highlights for a reconciliation of these non-GAAP financial measures to their most directly comparable GAAP measures.
2Dividend amount represents dividend paid per common share subsequent to each respective quarter end.
3Nonaccrual PCD loans consist of PCD loans that transitioned upon adoption of ASC 326 Financial Instruments - Credit Losses and were accounted for on a pooled basis that have subsequently been placed on nonaccrual status.
4Annualized ratio for quarterly metrics.

VERITEX HOLDINGS, INC. AND SUBSIDIARIES
Financial Highlights
(In thousands)

	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022
	(unaudited)	(unaudited)	(unaudited)		(unaudited)
ASSETS
Cash and cash equivalents	$713,408	$663,921	$808,395	$436,077	$433,897
Debt securities, net	1,060,629	1,144,020	1,150,959	1,282,460	1,303,004
Other investments	80,869	138,894	137,621	122,450	115,551

Loans held for sale (“LHFS”)	41,313	29,876	42,816	20,641	17,644
LHI, mortgage warehouse (“MW”)	390,767	436,255	437,501	446,227	523,805
LHI, excluding MW	9,237,447	9,257,183	9,237,159	9,036,424	8,513,254
Total loans	9,669,527	9,723,314	9,717,476	9,503,292	9,054,703
ACL	(109,831)	(102,150)	(98,694)	(91,052)	(85,037)
Bank-owned life insurance	84,867	84,375	84,962	84,496	84,030
Bank premises, furniture and equipment, net	106,118	105,986	107,540	108,824	108,720
Intangible assets, net of accumulated amortization	44,294	48,293	51,086	53,213	56,238
Goodwill	404,452	404,452	404,452	404,452	404,452
Other assets	291,998	259,263	245,690	250,149	238,896
Total assets	$12,346,331	$12,470,368	$12,609,487	$12,154,361	$11,714,454
LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits:
Noninterest-bearing deposits	$2,363,340	$2,234,109	$2,212,389	$2,640,617	$2,811,412
Interest-bearing transaction and savings deposits	3,936,070	3,590,253	3,492,011	3,514,729	3,437,898
Certificates and other time deposits	3,403,427	2,928,949	2,896,870	2,086,642	1,667,364
Correspondent money market deposits	493,681	480,598	433,468	881,246	831,770
Total deposits	10,196,518	9,233,909	9,034,738	9,123,234	8,748,444
Accounts payable and other liabilities	229,116	190,900	171,985	177,579	173,198
Advances from FHLB	200,000	1,325,000	1,680,000	1,175,000	1,150,000
Subordinated debentures and subordinated notes	229,531	229,279	229,027	228,775	228,524
Securities sold under agreements to repurchase	—	—	—	—	2,389
Total liabilities	10,855,165	10,979,088	11,115,750	10,704,588	10,302,555
Commitments and contingencies
Stockholders’ equity:
Common stock	609	609	609	607	606
Additional paid-in capital	1,314,459	1,311,687	1,308,345	1,306,852	1,303,171
Retained earnings	451,513	429,753	406,873	379,299	350,195
Accumulated other comprehensive loss	(107,833)	(83,187)	(54,508)	(69,403)	(74,491)
Treasury stock	(167,582)	(167,582)	(167,582)	(167,582)	(167,582)
Total stockholders’ equity	1,491,166	1,491,280	1,493,737	1,449,773	1,411,899
Total liabilities and stockholders’ equity	$12,346,331	$12,470,368	$12,609,487	$12,154,361	$11,714,454

VERITEX HOLDINGS, INC. AND SUBSIDIARIES
Financial Highlights
(In thousands, except per share data)

	For the Quarter Ended					For the Nine Months Ended
	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Sep 30, 2023	Sep 30, 2022
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Interest income:
Loans, including fees	$167,368	$163,727	$151,707	$136,846	$109,199	$482,802	$262,833
Debt securities	10,928	10,166	10,988	10,880	10,462	32,082	27,856
Deposits in financial institutions and Fed Funds sold	7,128	7,507	5,534	3,401	1,898	20,169	2,874
Equity securities and other investments	1,691	1,118	1,408	1,087	1,666	4,217	3,633
Total interest income	187,115	182,518	169,637	152,214	123,225	539,270	297,196
Interest expense:
Transaction and savings deposits	39,936	32,957	29,857	24,043	12,897	102,750	18,742
Certificates and other time deposits	36,177	28,100	20,967	8,543	3,919	85,244	6,764
Advances from FHLB	8,523	17,562	12,358	10,577	2,543	38,443	4,924
Subordinated debentures and subordinated notes	3,118	3,068	3,066	2,954	2,826	9,252	8,206
Total interest expense	87,754	81,687	66,248	46,117	22,185	235,689	38,636
Net interest income	99,361	100,831	103,389	106,097	101,040	303,581	258,560
Provision for credit losses[1]	8,627	15,000	9,385	11,800	6,650	33,012	15,150
(Benefit) provision for unfunded commitments	(909)	(1,129)	1,497	(523)	850	(541)	1,343
Net interest income after provisions	91,643	86,960	92,507	94,820	93,540	271,110	242,067
Noninterest income:
Service charges and fees on deposit accounts	5,159	5,272	5,017	5,173	5,217	15,448	14,966
Loan fees	1,564	1,520	2,064	2,477	2,786	5,148	7,965
Loss on sales of debt securities	—	—	(5,321)	—	—	(5,321)	—
Gain on sales of mortgage LHFS	21	40	6	4	16	67	546
Government guaranteed loan income, net	1,772	4,144	9,688	7,808	572	15,604	6,252
Equity method investment (loss) income	(136)	485	(1,521)	(5,416)	(1,058)	(1,172)	275
Customer swap income	202	961	217	2,273	3,358	1,380	5,625
Other income	1,092	1,270	3,381	2,007	2,130	5,743	2,867
Total noninterest income	9,674	13,692	13,531	14,326	13,021	36,897	38,496
Noninterest expense:
Salaries and employee benefits	30,949	28,650	31,865	33,690	29,714	91,464	84,151
Occupancy and equipment	4,881	4,827	4,973	5,116	4,615	14,681	13,628
Professional and regulatory fees	7,283	6,868	4,389	4,401	3,718	18,540	9,741
Data processing and software expense	4,541	4,709	4,720	4,197	3,509	13,970	9,816
Marketing	2,353	2,627	1,779	1,841	1,845	6,759	5,338
Amortization of intangibles	2,437	2,468	2,495	2,495	2,494	7,400	7,484
Telephone and communications	362	355	478	358	389	1,195	1,126
Merger and acquisition (“M&A”) expense	—	—	—	—	384	—	1,379
Other	6,608	6,693	5,916	5,261	4,323	19,217	13,053
Total noninterest expense	59,414	57,197	56,615	57,359	50,991	173,226	145,716
Income before income tax expense	41,903	43,455	49,423	51,787	55,570	134,781	134,847
Income tax expense	9,282	9,725	11,012	11,890	12,248	30,019	28,429
Net income	$32,621	$33,730	$38,411	$39,897	$43,322	$104,762	$106,418
Net income available to common stockholders	$32,621	$33,730	$38,411	$39,897	$43,322	$104,762	$106,418

Basic EPS	$0.60	$0.62	$0.71	$0.74	$0.80	$1.93	$2.01
Diluted EPS	$0.60	$0.62	$0.70	$0.73	$0.79	$1.92	$1.98
Weighted average basic shares outstanding	54,300	54,247	54,149	54,011	53,979	54,233	52,886
Weighted average diluted shares outstanding	54,597	54,486	54,606	54,780	54,633	54,563	53,655
1 Includes provision for credit losses on available for sale (“AFS”) securities of $885 thousand for the three months ended March 31, 2023 and June 30, 2023.

VERITEX HOLDINGS, INC. AND SUBSIDIARIES
Financial Highlights
(Unaudited)

	For the Quarter Ended
	September 30, 2023			June 30, 2023			September 30, 2022
	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate
	(In thousands, except percentages)
Assets
Interest-earning assets:
Loans[1]	$9,267,366	$161,615	6.92%	$9,285,550	$158,685	6.85%	$8,280,537	$104,550	5.01%
LHI, MW	357,639	5,753	6.38	371,763	5,042	5.44	448,556	4,649	4.11
Debt securities	1,121,716	10,928	3.87	1,133,845	10,166	3.60	1,362,365	10,462	3.05
Interest-bearing deposits in other banks	520,785	7,128	5.43	583,818	7,507	5.16	346,296	1,898	2.17
Equity securities and other investments	135,714	1,691	4.94	137,868	1,118	3.25	203,528	1,666	3.25
Total interest-earning assets	11,403,220	187,115	6.51	11,512,844	182,518	6.36	10,641,282	123,225	4.59
ACL	(105,320)			(102,559)			(81,888)
Noninterest-earning assets	961,162			939,938			901,463
Total assets	$12,259,062			$12,350,223			$11,460,857

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Interest-bearing demand and savings deposits	$4,168,876	$39,936	3.80%	$3,919,745	$32,957	3.37%	$4,164,164	$12,897	1.23%
Certificates and other time deposits	3,151,704	36,177	4.55	2,873,548	28,100	3.92	1,656,347	3,919	0.94
Advances from FHLB and Other	725,543	8,523	4.66	1,472,912	17,562	4.78	904,065	2,543	1.12
Subordinated debentures and subordinated notes	229,389	3,118	5.39	229,151	3,068	5.37	231,012	2,826	4.85
Total interest-bearing liabilities	8,275,512	87,754	4.21	8,495,356	81,687	3.86	6,955,588	22,185	1.27

Noninterest-bearing liabilities:
Noninterest-bearing deposits	2,272,207			2,175,002			2,925,462
Other liabilities	203,173			169,240			125,991
Total liabilities	10,750,892			10,839,598			10,007,041
Stockholders’ equity	1,508,170			1,510,625			1,453,816
Total liabilities and stockholders’ equity	$12,259,062			$12,350,223			$11,460,857

Net interest rate spread[2]			2.30%			2.50%			3.32%
Net interest income and margin[3]		$99,361	3.46%		$100,831	3.51%		$101,040	3.77%

1 Includes average outstanding balances of LHFS of $28,284, $23,374 and $14,023 for the quarters ended September 30, 2023, June 30, 2023, and September 30, 2022, respectively, and average balances of LHI, excluding MW.
2 Net interest rate spread is the average yield on interest-earning assets minus the average rate on interest-bearing liabilities.
3 Net interest margin is equal to net interest income divided by average interest-earning assets.

VERITEX HOLDINGS, INC. AND SUBSIDIARY
Financial Highlights
(In thousands except percentages)

	Nine Months Ended
	September 30, 2023			September 30, 2022
	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate
Assets
Interest-earning assets:
Loans[1]	$9,231,814	$467,101	6.76%	$7,586,302	$251,186	4.43%
LHI, MW	363,182	15,701	5.78	449,906	11,647	3.46
Debt securities	1,168,860	32,082	3.67	1,274,712	27,856	2.92
Interest-bearing deposits in other banks	527,805	20,169	5.11	422,905	2,874	0.91
Equity securities and other investments	132,895	4,217	4.24	187,002	3,633	2.60
Total interest-earning assets	11,424,556	539,270	6.31	9,920,827	297,196	4.01
ACL	(100,228)			(78,015)
Noninterest-earning assets	950,369			886,357
Total assets	$12,274,697			$10,729,169

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Interest-bearing demand and savings deposits	$4,079,436	$102,750	3.37%	$3,804,506	$18,742	0.66%
Certificates and other time deposits	2,873,388	85,244	3.97	1,539,861	6,764	0.59
Advances from FHLB and Other	1,105,592	38,443	4.65	837,254	4,924	0.79
Subordinated debentures and subordinated notes	229,923	9,252	5.38	231,640	8,206	4.74
Total interest-bearing liabilities	8,288,339	235,689	3.80	6,413,261	38,636	0.81

Noninterest-bearing liabilities:
Noninterest-bearing deposits	2,305,745			2,797,110
Other liabilities	182,040			98,898
Total liabilities	10,776,124			9,309,269
Stockholders’ equity	1,498,573			1,419,900
Total liabilities and stockholders’ equity	$12,274,697			$10,729,169

Net interest rate spread[2]			2.51%			3.20%
Net interest income and margin[3]		$303,581	3.55%		$258,560	3.48%
1 Includes average outstanding balances of loans held for sale of $23,810 and $12,973 for the nine months ended September 30, 2023 and 2022, respectively, and average balances of LHI, excluding MW.
2 Net interest rate spread is the average yield on interest-earning assets minus the average rate on interest-bearing liabilities.
3 Net interest margin is equal to net interest income divided by average interest-earning assets.

VERITEX HOLDINGS, INC. AND SUBSIDIARIES
Financial Highlights
(Unaudited)
Yield Trend

	For the Quarter Ended					For the Year Ended
	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Sep 30, 2023	Sep 30, 2022
Average yield on interest-earning assets:
Loans[1]	6.92%	6.85%	6.51%	5.98%	5.01%	6.76%	4.43%
LHI, MW	6.38	5.44	5.52	5.20	4.11	5.78	3.46
Debt securities	3.87	3.60	3.56	3.36	3.05	3.67	2.92
Interest-bearing deposits in other banks	5.43	5.16	4.69	3.81	2.17	5.11	0.91
Equity securities and other investments	4.94	3.25	4.57	3.62	3.25	4.24	2.60
Total interest-earning assets	6.51%	6.36%	6.06%	5.55%	4.59%	6.31%	4.01%

Average rate on interest-bearing liabilities:
Interest-bearing demand and savings deposits	3.80%	3.37%	2.92%	2.21%	1.23%	3.37%	0.66%
Certificates and other time deposits	4.55	3.92	3.28	1.90	0.94	3.97	0.59
Advances from FHLB	4.66	4.78	4.46	3.91	1.12	4.65	0.79
Subordinated debentures and subordinated notes	5.39	5.37	5.38	5.12	4.85	5.38	4.74
Total interest-bearing liabilities	4.21%	3.86%	3.32%	2.47%	1.27%	3.80%	0.81%

Net interest rate spread[2]	2.30%	2.50%	2.74%	3.08%	3.32%	2.51%	3.20%
Net interest margin[3]	3.46%	3.51%	3.69%	3.87%	3.77%	3.55%	3.48%
1Includes average outstanding balances of loans held for sale of $28,284, $23,374, $19,679, $15,296 and $14,023 for the three months ended September 30, 2023, June 30, 2023, March 31, 2023, December 31, 2022 and September 30, 2022, respectively, and average balances of LHI, excluding MW.
2 Net interest rate spread is the average yield on interest-earning assets minus the average rate on interest-bearing liabilities.
3 Net interest margin is equal to net interest income divided by average interest-earning assets.

Supplemental Yield Trend

	For the Quarter Ended					For the Year Ended
	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Sep 30, 2023	Sep 30, 2022
Average cost of interest-bearing deposits	4.12%	3.61%	3.06%	2.12%	1.15%	3.62%	0.64%
Average costs of total deposits, including noninterest-bearing	3.15	2.73	2.24	1.46	0.76	2.03	0.31

VERITEX HOLDINGS, INC. AND SUBSIDIARIES
Financial Highlights
(Unaudited)

LHI and Deposit Portfolio Composition

	Sep 30, 2023		Jun 30, 2023		Mar 31, 2023		Dec 31, 2022		Sep 30, 2022
	(In thousands, except percentages)
LHI[1]
Commercial and Industrial (“C&I”)	$2,841,024	30.7%	$2,850,084	30.7%	$2,895,957	31.3%	$2,942,348	32.4%	$2,743,769	32.2%
Real Estate:
Owner occupied commercial (“OOCRE”)	697,299	7.5	671,602	7.2	631,563	6.8	715,829	7.9	677,705	7.9
Non-owner occupied commercial (“NOOCRE”)	2,398,060	25.9	2,509,731	27.1	2,505,344	27.1	2,341,379	25.9	2,273,305	26.6
Construction and land	1,705,053	18.4	1,659,700	17.9	1,831,349	19.8	1,787,400	19.7	1,673,997	19.6
Farmland	59,684	0.6	51,663	0.6	51,680	0.6	43,500	0.5	43,569	0.5
1-4 family residential	933,225	10.1	923,442	10.0	896,252	9.7	894,456	9.9	858,693	10.1
Multi-family residential	603,395	6.7	592,473	6.4	432,209	4.6	322,679	3.6	252,244	3.0
Consumer	9,845	0.1	11,189	0.1	8,316	0.1	7,806	0.1	7,465	0.1
Total LHI	$9,247,585	100%	$9,269,884	100%	$9,252,670	100%	$9,055,397	100%	$8,530,747	100%

MW	390,767		436,255		437,501		446,227		523,805

Total LHI[1]	$9,638,352		$9,706,139		$9,690,171		$9,501,624		$9,054,552

Deposits
Noninterest-bearing	$2,363,340	23.2%	$2,234,109	24.2%	$2,212,389	24.5%	$2,640,617	28.9%	$2,811,412	32.1%
Interest-bearing transaction	739,098	7.2	676,653	7.3	866,609	9.6	622,814	6.8	603,729	6.9
Money market	3,096,498	30.4	2,816,769	30.5	2,518,922	27.9	2,773,622	30.4	2,701,762	30.9
Savings	100,474	1.0	96,831	1.0	106,480	1.2	118,293	1.3	132,407	1.5
Certificates and other time deposits	3,403,427	33.4	2,928,949	31.7	2,896,870	32.0	2,086,642	22.9	1,667,364	19.1
Correspondent money market accounts	493,681	4.8	480,598	5.2	433,468	4.8	881,246	9.7	831,770	9.5
Total deposits	$10,196,518	100%	$9,233,909	100%	$9,034,738	100%	$9,123,234	100%	$8,748,444	100%

Loan to Deposit Ratio	94.5%		105.1%		107.3%		104.1%		103.5%

Loan to Deposit Ratio, excluding MW	90.7%		100.4%		102.4%		99.3%		97.5%

1 Total LHI does not include deferred fees of $10.1 million, $12.7 million, $15.5 million, $19.0 million and $17.5 million at September 30, 2023, June 30, 2023, March 31, 2023, December 31, 2022 and September 30, 2022, respectively.

VERITEX HOLDINGS, INC. AND SUBSIDIARIES
Financial Highlights
(Unaudited)
Asset Quality

	For the Quarter Ended					For the Nine Months Ended
	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Sep 30, 2023	Sep 30, 2022
	(In thousands, except percentages)
NPAs:
Nonaccrual loans	$65,676	$54,055	$31,452	$30,364	$30,592	$65,676	$30,592
Nonaccrual PCD loans[1]	13,718	13,721	12,784	13,178	—	13,718	—
Accruing loans 90 or more days past due[2]	474	528	296	125	—	474	—
Total nonperforming loans held for investment (“NPLs”)	79,868	68,304	44,532	43,667	30,592	79,868	30,592
Other real estate owned	—	—	—	—	—	—	—
Total NPAs	$79,868	$68,304	$44,532	$43,667	$30,592	$79,868	$30,592

Charge-offs:
OOCRE	$(375)	$—	$(116)	$—	$(1,061)	$(491)	$(2,646)
NOOCRE	—	(8,215)	—	(1,019)	(838)	(8,215)	(1,391)
C&I	(1,929)	(3,540)	(1,051)	(5,449)	(460)	(6,520)	(4,282)
Consumer	(49)	(92)	(62)	(41)	(19)	(203)	(1,244)
Total charge-offs	(2,353)	(11,847)	(1,229)	(6,509)	(2,378)	(15,429)	(9,563)

Recoveries:
1-4 family residential	—	1	1	24	4	2	7
OOCRE	—	—	—	26	—	—	245
NOOCRE	200	150	—	229	3	350	496
C&I	308	106	364	415	177	778	893
Consumer	14	46	6	30	5	66	55
Total recoveries	522	303	371	724	189	1,196	1,696

Net charge-offs	$(1,831)	$(11,544)	$(858)	$(5,785)	$(2,189)	$(14,233)	$(7,867)

ACL	$109,831	$102,150	$98,694	$91,052	$85,037	$109,831	$85,037

Asset Quality Ratios:
NPAs to total assets	0.65%	0.55%	0.35%	0.36%	0.26%	0.65%	0.26%
NPAs, excluding nonaccrual PCD loans, to total assets	0.54	0.44	0.25	0.25	0.26	0.54	0.26
NPLs to total LHI	0.83	0.71	0.47	0.48	0.35	0.83	0.38
NPLs, excluding nonaccrual PCD loans, to total LHI	0.69	0.56	0.33	0.32	0.34	0.69	0.34
ACL to total LHI	1.14	1.05	1.02	0.96	0.94	1.14	0.94
Net charge-offs to average loans outstanding[3]	0.08	0.48	0.04	0.24	0.12	0.20	0.13
1 Nonaccrual PCD loans consist of PCD loans that transitioned upon adoption of ASC 326 Financial Instruments - Credit Losses and were accounted for on a pooled basis that have subsequently been placed on nonaccrual status.
2 Accruing loans greater than 90 days past due exclude purchase credit deteriorated loans greater than 90 days past due that are accounted for on a pooled basis.
3Annualized ratio for quarterly metrics.

VERITEX HOLDINGS, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures
(Unaudited)

We identify certain financial measures discussed in this earnings release as being “non-GAAP financial measures.” In accordance with SEC rules, we classify a financial measure as being a non-GAAP financial measure if that financial measure excludes or includes amounts, or is subject to adjustments that have the effect of excluding or including amounts, that are included or excluded, as the case may be, in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles as in effect from time to time in the United States (“GAAP”), in our statements of income, balance sheets or statements of cash flows. Non-GAAP financial measures do not include operating and other statistical measures or ratios calculated using exclusively either one or both of (i) financial measures calculated in accordance with GAAP and (ii) operating measures or other measures that are not non-GAAP financial measures.

The non-GAAP financial measures that we present in this earnings release should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Moreover, the manner in which we calculate the non-GAAP financial measures that we present in this earnings release may differ from that of other companies reporting measures with similar names. You should understand how such other financial institutions calculate their financial measures that appear to be similar or have similar names to the non-GAAP financial measures we have discussed in this earnings release when comparing such non-GAAP financial measures.

Tangible Book Value Per Common Share. Tangible book value is a non-GAAP measure generally used by financial analysts and investment bankers to evaluate financial institutions. We calculate: (a) tangible common equity as total stockholders’ equity less goodwill and core deposit intangibles, net of accumulated amortization; and (b) tangible book value per common share as tangible common equity (as described in clause (a)) divided by number of common shares outstanding. For tangible book value per common share, the most directly comparable financial measure calculated in accordance with GAAP is book value per common share.

We believe that this measure is important to many investors in the marketplace who are interested in changes from period to period in book value per common share exclusive of changes in core deposit intangibles. Goodwill and other intangible assets have the effect of increasing total book value while not increasing our tangible book value.

The following table reconciles, as of the dates set forth below, total stockholders’ equity to tangible common equity and presents our tangible book value per common share compared with our book value per common share:

	As of
	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022
	(Dollars in thousands, except per share data)
Tangible Common Equity
Total stockholders' equity	$1,491,166	$1,491,280	$1,493,737	$1,449,773	$1,411,899
Adjustments:
Goodwill	(404,452)	(404,452)	(404,452)	(404,452)	(404,452)
Core deposit intangibles	(30,933)	(33,371)	(35,808)	(38,247)	(40,684)
Tangible common equity	$1,055,781	$1,053,457	$1,053,477	$1,007,074	$966,763
Common shares outstanding	54,305	54,261	54,229	54,030	53,988

Book value per common share	$27.46	$27.48	$27.54	$26.83	$26.15
Tangible book value per common share	$19.44	$19.41	$19.43	$18.64	$17.91

VERITEX HOLDINGS, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures
(Unaudited)

Tangible Common Equity to Tangible Assets. Tangible common equity to tangible assets is a non-GAAP measure generally used by financial analysts and investment bankers to evaluate financial institutions. We calculate: (a) tangible common equity as total stockholders’ equity, less goodwill and core deposit intangibles, net of accumulated amortization; (b) tangible assets as total assets less goodwill and core deposit intangibles, net of accumulated amortization; and (c) tangible common equity to tangible assets as tangible common equity (as described in clause (a)) divided by tangible assets (as described in clause (b)). For tangible common equity to tangible assets, the most directly comparable financial measure calculated in accordance with GAAP is total stockholders’ equity to total assets.

We believe that this measure is important to many investors in the marketplace who are interested in the relative changes from period to period in common equity and total assets, in each case, exclusive of changes in core deposit intangibles. Goodwill and other intangible assets have the effect of increasing both total stockholders’ equity and assets while not increasing our tangible common equity or tangible assets.

The following table reconciles, as of the dates set forth below, total stockholders’ equity to tangible common equity and total assets to tangible assets and presents our tangible common equity to tangible assets:

	As of
	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022
	(Dollars in thousands)
Tangible Common Equity
Total stockholders' equity	$1,491,166	$1,491,280	$1,493,737	$1,449,773	$1,411,899
Adjustments:
Goodwill	(404,452)	(404,452)	(404,452)	(404,452)	(404,452)
Core deposit intangibles	(30,933)	(33,371)	(35,808)	(38,247)	(40,684)
Tangible common equity	$1,055,781	$1,053,457	$1,053,477	$1,007,074	$966,763
Tangible Assets
Total assets	$12,346,331	$12,470,368	$12,609,487	$12,154,361	$11,714,454
Adjustments:
Goodwill	(404,452)	(404,452)	(404,452)	(404,452)	(404,452)
Core deposit intangibles	(30,933)	(33,371)	(35,808)	(38,247)	(40,684)
Tangible Assets	$11,910,946	$12,032,545	$12,169,227	$11,711,662	$11,269,318
Tangible Common Equity to Tangible Assets	8.86%	8.76%	8.66%	8.60%	8.58%

VERITEX HOLDINGS, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures
(Unaudited)

Return on Average Tangible Common Equity. Return on average tangible common equity is a non-GAAP measure generally used by financial analysts and investment bankers to evaluate financial institutions. We calculate: (a) net income available for common stockholders adjusted for amortization of core deposit intangibles (which we refer to as “return”) as net income, plus amortization of core deposit intangibles, less tax benefit at the statutory rate; (b) average tangible common equity as total average stockholders’ equity less average goodwill and average core deposit intangibles, net of accumulated amortization; and (c) return (as described in clause (a)) divided by average tangible common equity (as described in clause (b)). For return on average tangible common equity, the most directly comparable financial measure calculated in accordance with GAAP is return on average equity.

We believe that this measure is important to many investors in the marketplace who are interested in the return on common equity, exclusive of the impact of core deposit intangibles. Goodwill and core deposit intangibles have the effect of increasing total stockholders’ equity while not increasing our tangible common equity. This measure is particularly relevant to acquisitive institutions that may have higher balances in goodwill and core deposit intangibles than non-acquisitive institutions.

The following table reconciles, as of the dates set forth below, average tangible common equity to average common equity and net income available for common stockholders adjusted for amortization of core deposit intangibles, net of taxes to net income and presents our return on average tangible common equity:

	For the Quarter Ended					For the Nine Months Ended
	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Sep 30, 2023	Sep 30, 2022
	(Dollars in thousands)
Net income available for common stockholders adjusted for amortization of core deposit intangibles
Net income	$32,621	$33,730	$38,411	$39,897	$43,322	$104,762	$106,418
Adjustments:
Plus: Amortization of core deposit intangibles	2,438	2,438	2,438	2,438	2,438	7,314	7,314
Less: Tax benefit at the statutory rate	512	512	512	512	512	1,536	1,536
Net income available for common stockholders adjusted for amortization of core deposit intangibles	$34,547	$35,656	$40,337	$41,823	$45,248	$110,540	$112,196

Average Tangible Common Equity
Total average stockholders' equity	$1,508,170	$1,510,625	$1,476,576	$1,434,818	$1,453,816	$1,498,573	$1,419,900
Adjustments:
Average goodwill	(404,452)	(404,452)	(404,452)	(404,452)	(404,452)	(404,452)	(404,308)
Average core deposit intangibles	(32,540)	(34,969)	(37,361)	(39,792)	(42,230)	(34,939)	(41,470)
Average tangible common equity	$1,071,178	$1,071,204	$1,034,763	$990,574	$1,007,134	$1,059,182	$974,122
Return on Average Tangible Common Equity (Annualized)	12.80%	13.35%	15.81%	16.75%	17.82%	13.95%	15.40%

VERITEX HOLDINGS, INC. AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures
(Unaudited)

Operating Earnings, Pre-tax, Pre-provision Operating Earnings and performance metrics calculated using Operating Earnings and Pre-tax, Pre-provision Operating Earnings, including Diluted Operating Earnings per Share, Operating Return on Average Assets, Pre-tax, Pre-Provision Operating Return on Average Assets, Pre-tax, Pre-Provision Operating Return on Average Loans, Operating Return on Average Tangible Common Equity and Operating Efficiency Ratio. Operating earnings, pre-tax, pre-provision operating earnings and the performance metrics calculated using these metrics, listed below, are non-GAAP measures used by management to evaluate the Company’s financial performance. We calculate (a) operating earnings as net income plus severance payments, plus loss on sale of debt securities AFS, net, plus M&A expenses less tax impact of adjustments, plus nonrecurring tax adjustments. We calculate (b) diluted operating earnings per share as operating earnings as described in clause (a) divided by weighted average diluted shares outstanding. We calculate (c) pre-tax, pre-provision operating earnings as operating earnings as described in clause (a) plus provision for income taxes, plus provision (benefit) for credit losses and unfunded commitments. We calculate (d) pre-tax, pre-provision operating return on average assets as pre-tax, pre-provision operating earnings as described in clause (a) divided by total average assets. We calculate (e) operating return on average assets as operating earnings as described in clause (a) divided by total average assets. We calculate (f) operating return on average tangible common equity as operating earnings as described in clause (a), adjusted for the amortization of intangibles and tax benefit at the statutory rate, divided by total average tangible common equity (average stockholders’ equity less average goodwill and average core deposit intangibles, net of accumulated amortization). We calculate (g) operating efficiency ratio as noninterest expense plus adjustments to operating noninterest expense divided by noninterest income plus adjustments to operating noninterest income, plus net interest income.

We believe that these measures and the operating metrics calculated utilizing these measures are important to management and many investors in the marketplace who are interested in understanding the ongoing operating performance of the Company and provide meaningful comparisons to its peers.

The following tables reconcile, as of the dates set forth below, operating net income and pre-tax, pre-provision operating earnings and related metrics:

	For the Quarter Ended					For the Nine Months Ended
	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Sep 30, 2023	Sep 30, 2022
	(Dollars in thousands, except per share data)
Operating Earnings
Net income	$32,621	$33,730	$38,411	$39,897	$43,322	$104,762	$106,418

Plus: Severance payments[1]	—	1,194	756	630	—	1,950	—
Plus: Loss on sale of debt securities AFS, net	—	—	5,321	—	—	5,321	—
Plus: M&A expenses	—	—	—	—	384	—	1,379
Operating pre-tax income	32,621	34,924	44,488	40,527	43,706	112,033	107,797
Less: Tax impact of adjustments	—	251	1,293	132	81	1,544	303
Operating earnings	$32,621	$34,673	$43,195	$40,395	$43,625	$110,489	$107,494

Weighted average diluted shares outstanding	54,597	54,486	54,606	54,780	54,633	54,563	53,655
Diluted EPS	$0.60	$0.62	$0.70	$0.73	$0.79	$1.92	$1.98
Diluted operating EPS	$0.60	$0.64	$0.79	$0.74	$0.80	$2.02	$2.00
1 Severance payments relate to certain restructurings made during the periods disclosed.

	For the Quarter Ended					For the Nine Months Ended
	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022	Sep 30, 2023	Sep 30, 2022
	(Dollars in thousands)
Pre-Tax, Pre-Provision Operating Earnings
Net income	$32,621	$33,730	$38,411	$39,897	$43,322	$104,762	$106,418
Plus: Provision for income taxes	9,282	9,725	11,012	11,890	12,248	30,019	28,429
Plus: Provision for credit losses and unfunded commitments	7,718	13,871	10,882	11,277	7,500	32,471	16,493
Plus: Severance payments	—	1,194	756	630	—	1,950	—
Plus: Loss on sale of debt securities AFS, net	—	—	5,321	—	—	5,321	—
Plus: M&A expenses	—	—	—	—	384	—	1,379
Pre-tax, pre-provision operating earnings	$49,621	$58,520	$66,382	$63,694	$63,454	$174,523	$152,719

Average total assets	$12,259,062	$12,350,223	$12,214,313	$11,761,044	$11,460,857	$12,274,697	$10,729,169
Pre-tax, pre-provision operating return on average assets[1]	1.61%	1.90%	2.20%	2.15%	2.20%	1.90%	1.90%

Average loans	$9,625,005	$9,657,313	$9,501,309	$9,103,552	$8,729,093	$9,594,996	$8,036,208
Pre-tax, pre-provision operating return on average loans[1]	2.05%	2.43%	2.83%	2.78%	2.88%	2.43%	2.54%

Average total assets	$12,259,062	$12,350,223	$12,214,313	$11,761,044	$11,460,857	$12,274,697	$10,729,169
Return on average assets[1]	1.06%	1.10%	1.28%	1.35%	1.50%	1.14%	1.33%
Operating return on average assets[1]	1.06	1.13	1.43	1.36	1.51	1.20	1.34

Operating earnings adjusted for amortization of core deposit intangibles
Operating earnings	$32,621	$34,673	$43,195	$40,395	$43,625	$110,489	$107,494
Adjustments:
Plus: Amortization of core deposit intangibles	2,438	2,438	2,438	2,438	2,438	7,314	7,314
Less: Tax benefit at the statutory rate	512	512	512	512	512	1,536	1,536
Operating earnings adjusted for amortization of core deposit intangibles	$34,547	$36,599	$45,121	$42,321	$45,551	$116,267	$113,272

Average Tangible Common Equity
Total average stockholders' equity	$1,508,170	$1,510,625	$1,476,576	$1,434,818	$1,453,816	$1,498,573	$1,419,900
Adjustments:
Less: Average goodwill	(404,452)	(404,452)	(404,452)	(404,452)	(404,452)	(404,452)	(404,308)
Less: Average core deposit intangibles	(32,540)	(34,969)	(37,361)	(39,792)	(42,230)	(34,939)	(41,470)
Average tangible common equity	$1,071,178	$1,071,204	$1,034,763	$990,574	$1,007,134	$1,059,182	$974,122
Operating return on average tangible common equity[1]	12.80%	13.70%	17.68%	16.95%	17.94%	14.68%	15.55%

Efficiency ratio	54.49%	49.94%	48.42%	47.63%	44.71%	50.88%	49.05%
Net interest income	$99,361	$100,831	$103,389	$106,097	$101,040	$303,581	$258,560
Noninterest income	9,674	13,692	13,531	14,326	13,021	36,897	38,496
Plus: Loss on sale of AFS securities, net	—	—	5,321	—	—	5,321	—
Operating noninterest income	9,674	13,692	18,852	14,326	13,021	42,218	38,496
Noninterest expense	59,414	57,197	56,615	57,359	50,991	173,226	145,716
Less: Severance payments	—	1,194	756	630	—	1,950	—
Less: M&A expenses	—	—	—	—	384	—	1,379
Operating noninterest expense	$59,414	$56,003	$55,859	$56,729	$50,607	$171,276	$144,337
Operating efficiency ratio	54.49%	48.90%	45.70%	47.11%	44.37%	49.53%	48.59%
1 Annualized ratio for quarterly metrics.